Exhibit 23.3




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InteliData Technologies Corporation Non-Employee Directors' Stock Option Plan on Form S-8 of our report dated January 26, 1996, appearing in the Annual Report on Form 10-K of Colonial Data Technologies Corp. for the year ended December 31, 1995 incorporated by reference in Registration Statement No. 333-11081 of InteliData Technologies Corporation on Form S-4.


DELOITTE & TOUCHE LLP

Hartford, Connecticut
November 12, 1996